DE JOYA & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123
Telephone: 702.938.0493
Facsimile: 702.920.8049





We hereby consent to the incorporation by reference in the aforgoing Amendment No. 2 to Form SB-2 Registration, relating to the audited financial statements of Aptus Corp. for the year ended December 31, 2002 and the year ended December 31, 2003.



De Joya & Company
Certified Public Accountants



Las Vegas, NV
April 15, 2004